UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CHINA NORTH EAST PETORLEUM HOLDINGS LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 2, 2008

August 6, 2008

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of China North East Petroleum Holdings Limited (the “Company,” “we” or “our”), which will be held at our corporate offices at Foster Mansion, 85 Pu Jiang Road, Suite 1413, Nang Gang, Harbin, People’s Republic of China 150010, on Tuesday, September 2, 2008, at 10:00 a.m. (China Time).

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Annual Meeting and Proxy Statement. There are two specific items for which you are being asked to vote: (i) the election of five (5) directors to the Board of Directors of the Company and (ii) the ratification of the Company’s independent auditors for 2008.  Your Board of Directors recommends that you vote “FOR” the five (5) individuals nominated and “FOR” ratification of the independent auditors. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We encourage you to read the Form 10-K. It includes our audited financial statements and information about our operations, markets and products.

You can vote by signing and returning the enclosed proxy card in the postage prepaid envelope provided or via facsimile. Returning the proxy card by mail or by facsimile will ensure your representation at the meeting but does not deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about how to vote by proxy. Please read it carefully.

We hope that you can attend the Annual Meeting. You will be required to present photo identification to gain admission to the Annual Meeting. Whether or not you plan to attend, you can be sure that your shares are represented at the meeting by promptly voting by one of the methods provided. Any stockholder attending the Annual Meeting may vote in person, even if that stockholder has returned a proxy. Your vote is important, whether you own a few shares or many.

If you have questions concerning the Annual Meeting or your stock ownership, please call our Chief Financial Officer, Yang Zhang in our Harbin office at 011 86 43 8216 5055 or our Corporate Secretary Chao Jiang in our New York office at (212) 307-3568. Thank you for your continued support of China North East Petroleum Holdings Limited.

Very truly yours,

/s/Wang Hongjun
Wang Hongjun
Chairman and President

This document is dated August 6, 2008 and is being first mailed to stockholders of China North East Petroleum Holdings Limited on or about August 11, 2008.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON September 2, 2008

August 6, 2008

To the Stockholders of

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED:

NOTICE IS HEREBY given that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of China North East Petroleum Holdings Limited (the “Company”) will be held at our corporate offices at Foster Mansion, 85 Pu Jiang Road, Suite 1413, Nang Gang, Harbin, People’s Republic of China 150010, on Tuesday, September 2, 2008, at 10:00 a.m. (China Time) for the following purposes:

1.	To elect five (5) members of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2009, and until their successors are duly elected and qualified;
2.	To ratify the appointment of Jimmy C. H. Cheung & Co. as our independent auditors the fiscal year ending December 31, 2008; and
3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

More information about these business items is described in the proxy statement accompanying this notice. Any of the above matters may be considered at the Annual Meeting at the date and time specified above or at an adjournment or postponement of such meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote as soon as possible.

Very truly yours,

/s/ Wang Hongjun
Wang Hongjun
Chairman and President

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS INSTRUCTED.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To be held September 2, 2008

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

GENERAL

These proxy materials are furnished to you for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, September 2, 2008 at 10:00 a.m. (China Time), or at any postponement or adjournment of the Annual Meeting, for the purposes set forth herein and in the foregoing Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at Foster Mansion, 85 Pu Jiang Road, Suite 1413, Nang Gang, Harbin, People’s Republic of China 150010. Stockholders are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

Copies of this Proxy Statement and of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 have been furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of common stock of the Company held in their names. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, is also available from the Company, without charge, upon request made in writing to the Company’s Corporate Secretary, Chao Jiang at 445 Park Avenue, New York, NY 10022. Your attention is directed to the financial statements and Management’s Discussion and Analysis in such Annual Report, which provide additional important information concerning the Company. This Proxy Statement and the related Proxy Forms are being first mailed to stockholders of China North East Petroleum Holdings Limited on or about August 11, 2008.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:           What is the purpose of the Annual Meeting?

A:           To vote on the following proposals:

·	To elect five (5) members of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2009, and until their successors are duly elected and qualified;

·	To ratify the appointment of Jimmy C. H. Cheung & Co. as our independent auditors the fiscal year ending December 31, 2008; and

·	To transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:           What are the Board of Directors’ recommendations?

A:           The Board recommends a vote:

FOR the election of the five (5) nominees as directors;

FOR the ratification of the appointment of Jimmy C. H. Cheung & Co. as our independent auditors for the fiscal year ending December 31, 2008; and

FOR or AGAINST other matters that properly come before the Annual Meeting as the proxy holders deem advisable.

Q:           Who is entitled to vote at the meeting?

A:           Stockholders Entitled to Vote.  Stockholders who our records show owned shares of China North East Petroleum Holdings of the close of business on July 10, 2008 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, we had a total of 19,224,080 shares of Common Stock issued and outstanding, which were held of record by 84 stockholders. The stock transfer books will not be closed between the Record Date and the date of the meeting. Each share of China North East Petroleum Holdings Limited Common Stock Stock is entitled to one vote.

           Registered Stockholders. If your shares are registered directly in your name with China North East Petroleum Holdings Limited’s transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you by China North East Petroleum Holdings Limited. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

           Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the record holder. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the record holder, you may not vote these shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:           Can I attend the meeting in person?

A:           You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of July 10, 2008. In addition, you will be required to present photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting.

Q:           How can I vote my shares?

A:           Registered Stockholders:  Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

By Mail. Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided; or

By Fax. Complete, sign and date the enclosed proxy card and fax to Interwest Transfer Co., Inc. at (801) 277-3147.

Please note that voting facilities for registered stockholders will close at 12:00 p.m. Pacific Time on August 29, 2008.

Street Name Stockholders: If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Based on the instructions provided by the broker, bank or other holder of record of their shares, street name stockholders may generally vote by one of the following methods:

By Mail. You may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

By Methods Listed on Voting Instruction Card. Please refer to your voting instruction card or other information forwarded by your bank, broker or other holder of record to determine whether you may vote by mail or fax, and follow the instructions on the voting instruction card or other information provided by the record holder; or

In Person with a Proxy from the Record Holder. A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank or brokerage firm. Please consult the voting instruction card sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:           If I sign a proxy, how will it be voted?

A:           When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the above recommendations of our Board of Directors. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

Q:           What should I do if I get more than one proxy or voting instruction card?

A:           Stockholders may receive more than one set of voting materials, including multiple copies of these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive a separate voting instruction card for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one proxy card. You should sign and return all proxies and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted.

Q:           Can I change my vote?

A:           You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a stockholder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Chief Financial Officer, Yang Zhang, at our principal executive office in writing before the proxy holders vote your shares, or (iii) deliver later dated and signed proxy instructions before the proxy holders vote your shares.

Q:           What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy covering my shares?

A:           You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

Q:           How are votes counted?

A:           The Annual Meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented in person or by proxy at the meeting. If you have returned valid proxy instructions or attend the Annual Meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold shares of China North East Petroleum Holdings Limited common stock in street name through a bank, broker or other nominee holder, the nominee holder may only vote your shares in accordance with your instructions. If you do not give specific instructions to your nominee holder as to how you want your shares voted, your nominee will indicate that it does not have authority to vote on the proposal, which will result in what is called a “broker non-vote.” All shares of the Company’s common stock represented at the Annual Meeting, including broker non-votes and abstentions, will be counted for purposes of determining the presence of a quorum.

Q:           Who will tabulate the votes?

A:           The Company will designate Interwest Transfer Co., Inc. as the Inspector of Election who will tabulate the votes.

Q:           Who is making this solicitation?

A:           This proxy is being solicited on behalf of the Company’s Board of Directors.

Q:           Who pays for the proxy solicitation process?

A:           China North East Petroleum Holdings Limited will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We do not plan to retain a solicitor to assist with the solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:           May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:           You may present proposals for action at a future meeting only if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our bylaws. In order for a stockholder proposal to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2008 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), the proposal must be received by us no later than 5:00 p.m. (U.S. Eastern Standard Time) not less than the 120th calendar day prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, stockholder proposals intended to be presented in our proxy materials for the 2009 Annual Meeting must be received by the Company’s Corporate Secretary, on or before April 1, 2009, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

Q:           How do I obtain a separate set of proxy materials or request a single set for my household?

A:           If you share an address with another stockholder and have the same last name, you will receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement). If you wish to receive a separate proxy statement at this time, please request the additional copy by contacting our transfer agent, Interwest Transfer Co., Inc. by telephone at (801) 272-9294, or by facsimile at (801) 277-3147.

You may also request to receive a separate Annual Report and a separate proxy statement by contacting our Corporate Secretary Chao Jiang at our New York officer at 445 Park Avenue New York, NY 10022, (212) 307-3568, by email at chao.jiang@cnepetroleum.com.

Q:           What if I have questions about lost stock certificates or need to change my mailing address?

A:           You may contact our transfer agent Interwest Transfer Co., Inc., by telephone at (801) 272-9294 or by facsimile at (801) 277-3147, if you have lost your stock certificate or need to change your mailing address.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors is presently composed of six (6) members: Wang Hongjun, Wei Guo Ping, Yu Liguo, Robert Bruce, Edward Rule and Li Jing Fu. Mr. Wang serves as Chairman of the Board of Directors.

The Board of Directors held no meetings and acted by written consent two times during fiscal year 2007.

Information about the Directors and Nominees

Set forth below is information regarding our directors and the nominees as of August 1, 2008:

Name	Age	Position	Director Since
Wang Hongjun	37	Chairman of the Board and Chief Executive Officer	2004
Wei Guo Ping	41	Director	2004
Yu Liguo	36	Director	2005
Robert C. Bruce	46	Director	2008
Edward M. Rule	61	Director	2008
Li Jing Fu	59	Director	2008

Wang Hongjun has served as Chairman and President of the Company since May 2004, following completion of the share exchange transaction with Hong Xiang. Mr. Wang has over 15 years experience in the business management and oil industry experience. Before he joined the company, Mr. Wang worked for Jilin Oil Field and Drilling Company as an Executive with the responsibility of overseeing operations and coordinating various projects.

Wei Guo Ping has served as a Director of the Company since May 2004, following completion of the share exchange transaction with Hong Xiang. From 1991 to 1997, Mr. Wei was the Executive Officer for the Government Office of Heilongjiang Province where he was responsible for evaluation and approval of business projects. From 1997 to 2002, he was General Manager of Shui Tak Chemical Company Limited and was responsible for handling day-to-day operations and strategic planning. Mr. Wei received a bachelor degree from the Heilongjiang Petrochemical Institute.

Yu Liguo has served as Director of the Company since June 2005 and has served as the Company’s Vice President of Production and Operations since 2004. In 2003, Mr. Yu was elected a director of Harbin Hong Xiang Petroleum Services Limited, a wholly-owned subsidiary of Hong Xiang Petroleum Group Limited. From 2000 to 2003, Mr. Yu was employed by Jilin Yong Ji Telecommunication Company as General Manager. Prior, Mr. Yu was employed by the Department of Industrial & Commercial Bank of China as Vice Manager of Human Resources from 1997 to 2000. Mr. Yu received a bachelor degree in International Finance from Jilin Financial College.

Robert C. Bruce was appointed to the Company’s Board on May 27, 2008. Mr. Bruce is President of Oakmont Advisory Group, LLC, a financial management consulting firm located in Portland, Maine. Prior to founding Oakmont Advisory Group, from 1999 through 2004 he served as Chief Operating Officer, Treasurer and Director for Enterix Inc., a privately-held, venture-funded medical device and laboratory services company that was purchased by Quest Diagnostics. He also previously served as Chief Financial Officer for Advantage Business Services (1997 to 1998), a privately-held national payroll processing and tax filing business that was subsequently acquired by PayChex. Mr. Bruce is a member of the Board of Directors of Immucell Corp., a NASDAQ listed manufacturer of animal health products.  Mr. Bruce received his MBA from the Yale School of Management, and a Bachelor of Arts degree in East Asian Studies from Princeton University. Mr. Bruce speaks and reads Mandarin Chinese.

Edward M. Rule was appointed to the Company’s Board on May 27, 2008. Mr. Rule is Chairman of TDR Capital International Limited, a Hong Kong based financial services house. Most of his career has been spent in China, initially as a diplomat and subsequently as an investment banker with the Standard Chartered Group and private equity professional with the $800 million Asian Infrastructure Fund. He is a graduate in Chinese language of the University of Melbourne and the Australian National University. He speaks Mandarin Chinese and Cantonese. He has been director of several listed companies in Hong Kong and Australia.

Li Jing Fu was appointed to the Company’s Board on May 27, 2008. Mr. Li is the Chairman and top representative of Joint Management Committee of Qian Guo County Longhai Petroleum & Natural Gas Co., Ltd. and was appointed to that position by Petro China’s Jilin branch in 2005.  Mr. Li has been in the petroleum industry since 1970.  In his extensive career he has served as Vice Monitor for Jiang Han Oil Field’s comprehensive logging team, Secretary of Command Department of Petroleum Hui Zhan in Jilin Province, Vice President of Jilin Oilfield Exploration and Development Research Institute.  From 1995 to 2002, Mr. Li was appointed by PetroChina’s Jilin branch to serve as General Manger of management and production operation of oil exploitation of Jilin Jiyuan Petroleum & Natural Gas Development Co. Ltd.  From 2002 to 2005, Mr. Li, served as Project Manager of Song Yua City Qian Yuan Oil & Gas Development Co., Ltd. also by appointment by PetroChina’s Jilin branch. Mr. Li received his bachelor’s degree from Chang Chun Geology Institute in Jilin, China.

Director Independence

Our Board of Directors consists of six members.  The Company has adopted the independence standards promulgated by NASDAQ. Based on these standards, the Board has determined that all of the members of the Board of Directors, except for Messrs. Wang and Yu, are “independent” as defined under the listing standards for NASDAQ. The three independent directors are Wei Guo Ping, Robert Bruce, Edward Rule and Li Jing Fu.

Committees of the Board of Directors

On June 2, 2008 the Company formed the Audit and Compensation Committees and on August 5, 2008 the Company formed the Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each of these committees, copies of which can be found on our website at www.cnepetroleum.com. All members of the Audit Committee and a majority of the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors within the meaning set forth in the listing standards for NASDAQ.

Audit Committee:

The Audit Committee consists of three directors, Messrs. Bruce (chairman), Rule and Li. Since our Audit Committee is newly formed, it has not held any meetings. Each of the Audit Committee members is an independent director within the meaning set forth in the listing standards for NASDAQ, as currently in effect. In addition the Board of Directors has determined that Mr. Bruce is an “audit committee financial expert” as defined by SEC rules. Mr. Bruce has many years of finance and audit experience, including serving as the chief financial officer and the chair of the audit committee for companies subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934. His current professional responsibilities outside of his role as a Director of the Company require him to supervise principal accounting officers and controllers in the preparation and analysis of financial statements and accounting data.

Going forward, the Audit Committee will oversee our accounting, financial reporting and audit process; will appoint, determine the compensation of, and oversee, the independent auditors; pre-approvals audit and non-audit services provided by the independent auditors; will review the results and scope of audit and other services provided by the independent auditors; will review the accounting principles, practices and procedures used in preparing our financial statements; and reviews our internal controls.

The Audit Committee will work closely with management and our independent auditors. The Audit Committee will also meet with our independent auditors without members of management present, on a quarterly basis, following completion of our auditors’ quarterly review and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee will also meets with our independent auditors to approval the annual scope and fees for the audit services to be performed.

In the fiscal year 2007 and until the formation of the Audit Committee in fiscal year 2008, the Board of Directors performed the functions of the Audit Committee.

Compensation Committee

The Compensation Committee recommends to the Board of Directors all elements of compensation for the executive officers. The Committee consists of Messrs. Rule (Chairman), Bruce, Wang and Li. Messrs. Rule, Bruce and Li are determined to be “independent” under the listing standards for NASDAQ. The Compensation Committee was formed on June 2, 2008 and has not held any meetings.

Our Board of Directors determines executive compensation. Our Board's focus is to establish compensation at levels necessary to attract, retain and motivate the best possible executive talent.

In determining executive compensation going forward, our Board considers the recommendations of its Compensation Committee. Historically, the Board of Directors has based its recommendations on input from the Chairman, the officers' current compensation, changes in cost of living, our financial condition, our operating results, and individual performance.

Executive compensation can consist of base salary, bonus and equity compensation. For the past several years, the Board has determined that salary should be the principal component of executive compensation. The Board has not adopted a formal bonus plan, and all bonuses are discretionary.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2007, our Chairman and President, Mr. Wang was a member of the Board of Directors which performed the function of the Compensation Committee. Other than Mr. Wang, no person who serves on the Compensation Committee is an officer or employee of the Company or has a relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Further, no interlocking relationship exists between any of our executive officer and any member of any other company’s board of directors or compensation committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Messrs. Li (Chairman), Wang, Bruce and Rule. Messrs. Bruce, Rule and Li are determined to be “independent” under the listing standards for NASDAQ. The Nominating Committee was formed on August 5, 2008 and has not held any meetings.

Prior to the formation of the Nominating Committee, all of our directors participate in the process of identifying qualified director nominees. Going forward, the Nominating Committee will fill vacancies on the Board of Directors, nominate a slate of directors for election at annual meetings of stockholders and develop and recommend to the Board of Directors governance principles applicable to the Company.

The Nominating Committee will seek to achieve a balance of knowledge, experience and capability on the Board. When considering candidates for director, the Nominating Committee will take into account a number of factors, including the following (although candidates need not possess all of the following characteristics, and not all factors are weighted equally):

•	Ability to attend regular and special board and committee meetings and willingness to perform the duties of a director

•	Fine moral character, good personal and business reputation

•	Industry knowledge, contacts and network of potential clients in industries served by the Company

•	Ability to be responsible, fair-minded, reliable, ethical and possess high integrity

•	Candidates from the local community who are well known and respected will be given preferential consideration

•	Prior experience on boards of directors

•	Senior-level management experience

•
Possession of specific skills in electronic data processing, internal auditing, accounting, personnel, finance, etc., and/or demonstrated business or financial institution consulting expertise and experience

The Nominating Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, or the size of the Board of Directors is expanded, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board of Directors members or management, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year.

The Nominating Committee will consider candidates for directors recommended by stockholders who follow the proper procedures in submitting the recommendation. The Nominating Committee will consider candidates recommended by stockholders using the same criteria it applies to candidates recommended by directors. To be considered for election at an annual meeting, the recommendation must be submitted no later than December 31 of the year prior to the year in which the meeting will be held. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee; (ii) name and contact information for the candidate; (iii) statement of the candidate's business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Nominating Committee to evaluate the candidate; (v) statement detailing any relationship between the candidate and any competitor of the Company; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

Director Compensation

The non-employee directors received compensation in cash in connection with their service on the Board of Directors during the years ended December 31, 2007. Yu Liguo and Wei Guo Ping each received $4,935 (RMB 36,000) during fiscal year 2007. Wang Hongjun did not receive any compensation for his service on the Board during fiscal year 2007. The only compensation received by Wang Hongjun was his salary disclosed above. The following Director Compensation Table summarizes the compensation of our directors for services rendered to the Company during the year ended December 31, 2007.

DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wang Hongjun	0	0	0	0	0	0	0
Wei Guo Ping	4,935	0	0	0	0	0	4,935
Yu Liguo	4,935	0	0	0	0	0	4,935
(1) Messrs. Bruce, Li and Rule were appointed to the Board of Directors on May 27, 2008.
(2) All compensation is paid in RMB. The amounts in the foregoing table have been converted to U.S. dollars at the conversion rate of one U.S. dollar to RMB 7.2946 for year 2007.

For 2008, the non-employee directors will each receive annual cash compensation of $20,000 paid on a quarterly basis. Each director will also receive $1,000 for each meeting attended in person or by telephone, except for directors who reside outside of Jilin or Heilongjiang provinces will receive $5,000 for each meeting attended in person held at the Company’s principal office. An additional annual cash compensation of $5,000 will be paid to the chair of the Audit Committee.

In addition to cash compensation, each director will receive an option to purchase up to 20,000 shares of the Company common stock, with 25% of the options vesting upon grant and 25% vesting every three months thereafter.

The Company did not pay any other compensation to these directors in 2007.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 1, 2008 regarding the beneficial ownership of stock by (a) each stockholder who is known by the Company to own beneficially in excess of 5% of the Company’s outstanding stock; (b) each director; (c) each of our officers named in the Summary Compensation Table (d) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock (the only class of outstanding stock), except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership is based upon 19,584,080 shares of common stock outstanding, as of August 1, 2008.

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class(2)
Officers and Directors
Wang Hong Jun	6,852,000(3)	34.77%
Yu Li Guo	45,000(4)	*
Wei Guo Ping	2,000	*
Robert C. Bruce	19,000(5)	*
Edward M. Rule	10,000(5)	*
Li Jing Fu	10,000(5)	*
Zhang Yang	100,000	*
Jiang Chao	20,000	*
All Officers and Directors as a group (eight persons)	7,058,000	35.66%

5% Beneficial Owners
N/A
*Less than 1%
(1)Unless otherwise indicated, the address of the stockholders is 445 Park Avenue, New York, NY 10022.
(2)Applicable percentage ownership is based on 19,584,080 shares of common stock outstanding as of August 1, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of August 1, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 1, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)Includes options to purchase up to 120,000 shares of common stock which are exercisable within 60 days of August 1, 2008.
(4)Includes options to purchase up to 45,000 shares of common stock which are exercisable within 60 days of August 1, 2008.
(5)Includes 10,000 shares issuable pursuant to options exercisable within 60 days of August 1, 2008.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors currently consists of six (6) directors. At each annual meeting of stockholders, directors are elected annually and until their respective successors are duly qualified and elected to succeed those directors whose terms expire on the annual meeting dates or such earlier date of resignation or removal.

Board Independence

The Board of Directors has determined that all of its current directors, including all directors standing for reelection, except for Messrs. Wang and Yu, are independent directors within the meaning set forth in the listing standards for NASDAQ, as currently in effect.

Nominees

The Board of Directors approved Wang Hongjun, Yu Liguo, Li Jing Fu, Robert Bruce and Edward Rule will serve as directors until our annual meeting in 2009, and until a successor is qualified and elected or earlier resignation or removal. Each of the nominees is currently a director of the Company. Please see “Information about the Directors and Nominees” on page 5 of this Proxy Statement for information concerning our incumbent directors standing for re-election.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees set forth above. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors. Proxies may not be voted for a greater number of persons than the number of nominees named.

THE MEMBERS OF YOUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE ELECTION OF THESE NOMINEES.

PROPOSAL TWO:

RATIFICATION OF AUDITORS

The Board of Directors has selected Jimmy C.H. Cheung & Co., Certified Public Accountants, to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2008 and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Company has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders.

Principal Accountant Fees and Services

Auditor Fees and Services in Our 2007 and 2006 Fiscal Years

Jimmy C.H. Cheung & Co., Certified Public Accountants, is our independent auditors engaged to examine our financial statements for the fiscal years ended December 31, 2006 and December 31, 2007. The following table shows the fees that we paid or accrued for the audit and other services provided by Jimmy C.H. Cheung & Co. for the fiscal years ended December 31, 2007 and December 31, 2006.

	Years Ended December 31
	2007	2006
Audit Fees	100,000	69,000
Audit-Related Fees	-	-
Tax Fees	-	-
Other Fees	-	-

Audit Fees

This category includes the audit of our annual financial statements, review of financial statements included in our annual and quarterly reports and services that are normally provided by the independent auditors in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees

This category consists of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include services relating to our registration statement and consultation regarding our correspondence with the SEC.

Tax Fees

This category consists of professional services rendered for tax compliance and tax advice.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the selection of Jimmy C.H. Cheung & Co. as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Jimmy C.H. Cheung & Co. as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF JIMMY C.H. CHEUNG & CO. AS THE COMPANY’S INDEPENDENT AUDITORS.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers (except for Mr. Wang whose biographical information is set forth under “Information about the Directors and Nominees”).

Name	Age	Position
Wang Hongjun	37	Chairman and President
Zhang Yang	27	Chief Financial Officer
Jiang Chao	29	Executive Vice President of Finance and Secretary

Zhang Yang has served as Chief Financial Officer of the Company since January 2006. Prior to CNEH, Mr. Zhang served as Controller of Harbin Gloria Inn from 2004 to 2005. Mr. Zhang received a Business degree in 2001, from London College of International Business Study and a degree in Accounting from London South Bank University. Mr. Zhang is a candidate member under the Association of Chartered Certified Accountants (ACCA).

Jiang Chao has served as Secretary of the Company since January 2006. Prior to joining CNEH, from 2004 to 2005, Mr. Jiang served as a Financial Manager at Songzai International Holding Group, Inc., a Nevada corporation engaged in the coal mining business. Mr. Jiang holds a Master’s degree in International Business Management from University of Surrey (UK) and received Business degree from University of Bradford (UK) and Heilongjiang University (China).

EXECUTIVE COMPENSATION

The table below sets forth information concerning compensation paid to the chief executive officer and two of our most highly compensated officers of the Company. None of the Company’s other executive officers currently serving as such had annual compensation exceeded $100,000 (U.S.) in the last fiscal year.

Summary Compensation Table(1)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)(1)
Wang Hongjun, President and Chairman of the Board	2007 2006	5,922 3,002	0 0	0 0	0 0	0 0	0 0	0 0	5,922 3,002

Zhang Yang, Chief Financial Officer	2007 2006	6,580 3,075	0 0	0 0	0 0	0 0	0 0	0 0	6,580 3,075

Jiang Chao, Secretary and EVP of Finance	2007 2006	12,000 12,000	0 0	0 0	0 0	0 0	0 0	0 0	12,000 12,000
(1) All compensation is paid in RMB. The amounts in the foregoing table have been converted to U.S. dollars at the conversion rate of one U.S. dollar to RMB 7.2946 for fiscal year 2007 and one U.S. dollar to RMB 7.8041 for year 2006.

During the last fiscal year, none of our other officers had a salary and bonus greater than $100,000.

Employment Agreements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company, with respect to any director or executive officer of the Company which would in any way result in payments to any such person because of his resignation, retirement or other termination of employment with the Company, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year End

There has been no outstanding equity awards at fiscal year ended December 31, 2007.

Compliance with Section 16(A) Beneficial Ownership

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of common stock and to provide us with copies of the reports. Other than the failure to file a Form 3 by our director Yu Liguo, we believe that all of these persons filed all required reports on a timely basis in fiscal year 2007.

Certain Relationship and Related Transactions

During the last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest. There are no transactions presently proposed, except as follows:

(a) Pursuant to an agreement entered into by a stockholder, a related party and the Company on June 29, 2007, the stockholder and the related party unconditionally and irrevocably contributed all of the advances owed by the Company as of March 31, 2007 amounting to $1,746,128 and $5,451,685 respectively to the Company. These contributions were recorded as additional paid-in capital by the Company.

(b) On January 26, 2007, Song Yuan Technical entered into an agreement with a related party and certain third parties who are stockholders of Yu Qiao to acquire 100% of the equity interest of Yu Qiao. In consideration for the acquisition, the Company will issue to the related party an aggregate of 10,000,000 shares of the Company’s common stock (“the Acquisition Shares”) having a fair value of $3,100,000. On June 29, 2007, the Company and the related party entered into an agreement pursuant to which the related party unconditionally and irrevocably contributed the Acquisition Shares to the Company. The contribution of the Acquisition Shares was recorded as additional paid-in capital by the Company.

(c) In 2007 and 2006, the Company owed a related party $3,118,085 and $4,255,441 respectively for advances made without fixed repayment terms. Imputed interest expense is computed at 7% and 6% per annum on the amount due respectively.

(d) In 2007 and 2006, the Company owed a related party $13,672 and $12,806 respectively which is repayable on demand. Imputed interest expense is computed at 7% and 6% per annum on the amount due respectively.

(e) In 2007, the Company owed a related party $14,364 which is repayable on demand. Imputed interest expense is computed at 7% per annum on the amount due.

(f) In 2006, a related party owed the Company $64,031 which is interest free and repayable on demand.

(g) In 2006, the Company owed a related party $43,029 which is repayable on demand. Interest is charged at 24% per annum. Interest expense paid for the year ended December 31, 2006 was $351.

(h) In 2007 and 2006, the Company owed a stockholder $123,105 and $1,656,935 respectively which is repayable on demand. Imputed interest expense is computed at 7% and 6% per annum on the amount due respectively.

(i) Total imputed interest expenses recorded as additional paid-in capital amounted to $200,165 and $349,393 for the years ended December 31,
2007 and 2006 respectively.

(j) The Company paid a stockholder $12,603 and $12,027 for leased office spaces for the years ended December 31, 2007 and 2006 respectively.

(k) On April 3, 2006, the Company issued 700,000 shares of common stock to a related party for consulting services. The stock was valued at the closing price on the date of grant of $0.31 per share, yielding an aggregate value of $217,000.

Code of Ethics

A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the Code. We are not currently subject to any law, rule or regulation requiring that we adopt a Code of Ethics. However, we have adopted a code of ethics that applies to our principal executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions. Such code of ethics will be provided to any person without charge, upon request, a copy of such code of ethics by sending such request to us at our principal office.

Legal Proceeding

On August 17, 2007, the Company filed a complaint in the Third Judicial District Court in and for Salt Lake County, State of Utah, naming Topworth Assets Limited ("Topworth") as the principal defendant. The Company asserted conversion, unjust enrichment, breach of warranty, fraud, and for declaratory relief causes of action. The actions arise out of the issuance of 3,715,000 shares of the Company's stock to Topworth in or about early 2004. The Company was able to recover from Topworth 2,715,000 of these shares shortly after their issuance, and now contends it is entitled to recover the remaining 1,000,000 shares because Topworth received all the stock by fraud. The Company sought and obtained an injunction preventing Topworth's transfer of this disputed stock.

In response to the Company's complaint and the issuance of the injunction against it, Topworth filed an answer to the complaint and a counterclaim against the Company, Wei Guo Ping, and Wang Hongjun on December 11, 2007. Topworth asserts various legal theories that contend it performed consulting services to the Company; was entitled to all of the disputed stock as compensation for services; and was improperly required to return some of the disputed stock to the Company.

Overall, the principal parties seek recovery of the ownership or value of all the shares of stock the Company contends were fraudulently issued to Topworth. All of the disputed shares are currently deemed to be issued and outstanding. The Company intends to vigorously pursue its claims for recovery against Topworth and to defend against the counterclaim of Topworth.

We know of no other material, active or pending legal proceedings against our company, and, other than as disclosed above, we are not involved as a plaintiff in any other material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Stockholder Communications

The Company's Board of Director is considering the process by which security holders may communicate with the Board of Directors. If such a policy is by the Board of Directors, the policy and procedure will be posted in the Investor Relations section of our website.

OTHER MATTERS

Management does not know of any matter to be brought before the Meeting, other than the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board will vote all proxies which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call our Corporate Secretary, Jiang Chao at (212) 307-3568 or write to China North East Petroleum Holdings Limited, 445 Park Avenue, New York, New York 10022. They may also send an email to our Corporate Secretary, Jiang Chao at chao.jiang@cnepetroleum.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

Wang Hongjun
Chairman and President
China North East Petroleum Holdings Limited

August 6, 2008

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Annual Meeting of Stockholders
Tuesday September 2, 2008
10:00 a.m., China Time
Foster Mansion
85 Pu Jiang Road, Suite 1413
Nang Gang, Harbin
People’s Republic of China 150010

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED	Proxy

This Proxy is solicited by the Board of Directors for use at the Annual Meeting on Tuesday, September 2, 2008.

The shares of common stock you hold in your account as of record on July 10, 2008, will be voted as you specify on the reverse side.

If no choice is specified, the Proxy will be voted “FOR” items 1, and 2.

By signing the Proxy, you revoke all prior Proxies and appoint: Wang Hongjun, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

 There are two ways to vote your Proxy.

VOTE BY FAX

·	Complete, sign and date the enclosed proxy card and fax front and back to Interwest Transfer Co., Inc. at (801) 277-3147

VOTE BY MAIL

·	Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to Interwest Transfer Co., Inc. P.O. Box 17136, Salt Lake City, UT 84117

PLEASE DETACH PROXY CARD HERE
(Mark only one box below)

1. Election of Directors
01: Wang Hongjun	__ FOR the nominees (except as marked below)
02: Yu Liguo
03: Li Jing Fu	__ WITHHOLD AUTHORITY to vote for the
04: Robert Bruce	Nominees
05: Edward Rule

(Instruction: To withhold authority to vote
for any individual nominee, print the
name(s) or number(s) of the nominee(s) on
the line provided to the right. If this Proxy
is executed in such a manner as not to
withhold authority to vote for the
election of any nominee, this Proxy shall
be deemed to grant such authority.)

2.	Ratification of Jimmy C.H. Cheung & Co., independent auditors.

__ FOR

__ AGAINST

__ ABSTAIN

3.	Upon such other matters as may come before said meeting or any adjournments thereof, in the discretion of the Proxy holders.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this Proxy will be voted “FOR” each proposal.

Date:

Signature

Please sign exactly as name(s) appear on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Address Change? Mark box and indicate changes above. ___